EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
Hills Bancorporation

We hereby consent to the incorporation by reference of our report dated February 16, 2001 with respect to the financial statements of Hills Bancorporation and subsidiaries included in the Annual Report on Form 10-K of Hills Bancorporation for the year ended December 31, 2000 in Registrant Statement No. 33-73606 on Form S-8 filed December 30, 1993 and Registrant Statement No. 33-2657 on Form S-8 filed January 10, 1986.

                                                      /s/McGLADREY & PULLEN, LLP


Iowa City, Iowa
March 27, 2001